UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2011

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 6, 2011, International Resource Partners LP (“IRP”), a private portfolio company of Tortoise Capital Resources Corporation (the “Company”), entered into a definitive agreement  (the “Agreement”) with James River Coal Company (“JRCC”) to sell IRP’s partnership interests to JRCC.  The Company, along with other limited partners of IRP, were also signatories to the Agreement.  The transaction is expected to close in the first half of 2011 subject to completion of various closing conditions.

The Company’s portion of the initial sale proceeds is expected to be approximately $31.1 million in cash with an additional $2.1 million held in escrow for a period of up to 14 months.  The release of escrow funds is contingent upon a number of factors, including coal reserves and outstanding regulatory items.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated March 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Dated: March 10, 2011	By:	/s/ Terry Matlack
Terry C. Matlack
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 6, 2011